UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2007

FLUID MEDIA NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52118	26-0140268
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5813-A Uplander Way Culver City, California		90230
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 665-9878

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 5, 2007, David Williams resigned as Chief Financial Officer of the Company effective as of that date.  The Company and Mr. Williams are currently in negotiations regarding the terms of a resignation agreement.

The Company is currently seeking candidates for Chief Financial Officer and has appointed Justin F. Beckett to serve as interim Chief Financial Officer until a replacement is hired.  The terms of Mr. Beckett’s employment agreement will not change as a result of his appointment to this interim position.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLUID MEDIA NETWORKS, INC.

/s/ Justin F. Beckett
Date: September 11, 2007	Justin F. Beckett
President, Chief Executive Officer and Chief Financial Officer

3